                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            MILESTONE SCIENTIFIC INC.
                            -------------------------

             (Exact name of registrant as specified in its charter)


         Delaware                                                13-3545623
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                             220 South Orange Avenue
                            Livingston Corporate Park
                          Livingston, New Jersey 07039
            --------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                             2004 Stock Option Plan
            --------------------------------------------------------
                            (Full title of the plan)

                                  Leonard Osser
                            Milestone Scientific Inc.
                             220 South Orange Avenue
                            Livingston Corporate Park
                          Livingston, New Jersey 07039
            ---------------------------------------------------------
                     (Name and address of agent for service)

                                  (973)535-2717
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

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

                                                      PROPOSED
          TITLE OF                                    MAXIMUM           PROPOSED MAXIMUM      AMOUNT OF
      SECURITIES TO BE          AMOUNT TO BE     OFFERING PRICE PER    AGGREGATE OFFERING   REGISTRATION
         REGISTERED             REGISTERED(1)         SHARE                   PRICE             FEE
      -----------------         -------------    -------------------   ------------------   ------------
Common Stock, ($0.001 par
value per share) issuable
pursuant to options that
have not been approved by
stockholders                       51,665      $       7.50     (2)    $       387,487.50  $       41.46
                                   50,000      $       3.60     (2)    $          180,000  $       19.26
                                   11,666      $       3.75     (2)    $        43,747.50  $        4.68
                                    1,133      $       2.40     (2)    $         2,719.20  $        0.29
                                  160,000      $       3.26     (2)    $          521,600  $       55.81
                                   40,000      $       2.25     (2)    $           90,000  $        9.63
                                   59,668      $       4.92     (2)    $       293,566.56  $       31.41
                                   16,666      $       1.77     (2)    $        29,498.82  $        3.16
                                    8,333      $       2.46     (2)    $        20,499.18  $        2.19
                                    8,333      $       1.50     (2)    $        12,499.50  $        1.34

Common Stock, ($0.001 par
value per share) issuable
pursuant to options granted
or to be granted under the
2004 Stock Option Plan             60,000      $       1.40     (2)    $           84,000  $        8.99
                                   87,000      $       1.25     (2)    $          108,750  $       11.64
                                  353,000      $       0.97     (3)    $          342,410  $       36.64
Common Stock, ($0.001 par
value per share) issuable
pursuant to the 2006 Plan         300,000      $       0.97     (3)    $          291,000  $       31.14

TOTAL                                                                  $     2,407,778.26  $      257.63

----------------------
(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of the exercise price of the shares subject to outstanding stock option grants.
(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of the average of the high and low price of the Registrant's Common Stock on May 17, 2006, as reported on the American Stock Exchange.

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                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         ITEM 1. PLAN INFORMATION.

         The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

         ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

      (a) The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

      (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

      (c) The description of the securities contained in the registrant's registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

         ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Morse, Zelnick, Rose & Lander LLP has opined as to the legality of the securities being offered by this registration statement.

         ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Sections 145 of the Delaware General Corporation Law grants to the Company the power to indemnify the officers and directors of the Company, under certain circumstances and subject to certain conditions and limitations as stated therein, against all expenses and liabilities incurred by or imposed upon them as a result of suits brought against them as such officers and directors if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful.

      The Company's certificate of incorporation provides as follows:

      "NINTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

      TENTH: (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law requires, the payment of such expenses incurred by a director or officer (in his or her capacity as a director or officer and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

      (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

      (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law."

         ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

         ITEM 8. EXHIBITS.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

         ITEM 9. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)  To include any prospectus required by
         Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Livingston, State of New Jersey on this 18th day of May, 2006.

                                             MILESTONE SCIENTIFIC INC.

                                             By: /s/ Leonard Osser
                                                 ------------------------------
                                                 Leonard Osser
                                                 Chief Executive Officer


                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of Milestone Scientific Inc., hereby appoint Stephen Zelnick, our true and lawful attorney with full power to him, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Milestone Scientific Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on this 18th day of May, 2006.

SIGNATURE                                                                  TITLE
------------------------------------------------  ---------------------------------------------------------
                                                  Chief Executive Officer
/s/ Leonard Osser                                 (Principal Executive Officer)
------------------------------------------------
Leonard Osser

                                                  Chief Financial Officer (Principal Financial Officer
/s/ Rosaline Shau                                 and Principal Accounting Officer)
------------------------------------------------
Rosaline Shau

/s/ Leonard Schiller                              Director
------------------------------------------------
Leonard Schiller

/s/ Jeffrey Fuller                                Director
------------------------------------------------
Jeffrey Fuller

/s/ Leslie Bernhard                               Director
------------------------------------------------
Leslie Bernhard

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

         Certain of the following exhibits were filed as Exhibits to previous filings filed by the registrant under the Securities Act of 1933, as amended, or reports filed under the Securities and Exchange Act of 1934, as amended, and are hereby incorporated by reference.


                                INDEX TO EXHIBITS

NUMBER                             DESCRIPTION
---------  ---------------------------------------------------------------------
4.1        Specimen stock certificate(1)
4.2        Form of warrant agreement, including form of warrant(2)
5.1        Opinion of Morse, Zelnick, Rose & Lander, counsel to the Registrant
23.1       Consent of Morse, Zelnick, Rose & Lander (included in Exhibit 5.1)
23.2       Consent of Eisner LLP, Independent Registered Public Accounting Firm
24.1 Power of attorney (included on the signature pages of this registration statement)

(1) Incorporated by reference to Amendment No. 1 to Milestone's Registration Statement on Form SB-2 No. 333-92324.

(2) Incorporated by reference to Milestone's Registration Statement on Form S-2 No. 333-110367, Amendment No. 5.